Exhibit 3.24

CERTIFICATE OF INCORPORATION

OF

TRILEGIANT SERVICES, INC.

FIRST: The name of the Corporation is Trilegiant Services, Inc. (the “Corporation”).

SECOND: The address of the registered office of the Corporation in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at that address is The Corporation Trust Company.

THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware as set forth in Title 8 of the Delaware Code (the “GCL”).

FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is 1,000 shares of Common Stock, each having a par value of $.001.

FIFTH: The name and mailing address of the Sole Incorporator is as follows:

Name	Address
Mary E. Keogh	P.O. Box 636
Wilmington, DE 19899

SIXTH: The following provisions are inserted for the management of the business and the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the corporation and of its directors and stockholders:

(1) The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.

(2) The directors shall have concurrent power with the stockholders to make, alter, amend, change, add to or repeal the By-Laws of the Corporation.

(3) The number of directors of the Corporation shall be as from time to time fixed by, or in the manner provided in, the By-Laws of the Corporation. Election of directors need not be by written ballot unless the By-Laws so provide.

(4) No director shall be personally liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the GCL or (iv) for any transaction from which the director derived an improper personal benefit. Any repeal or modification of this Article SIXTH by the stockholders of the corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification.

(5) In addition to the powers and authority hereinbefore or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the GCL, this Certificate of Incorporation, and any By-Laws adopted by the stockholders; provided, however, that no By-Laws hereafter adopted by the stockholders shall invalidate any prior act of the directors which would have been valid if such By-Laws had not been adopted.

SEVENTH: Meetings of stockholders may be held within or without the State of Delaware, as the By-Laws may provide. The books of the Corporation may be kept (subject to any provision contained in the GCL) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the By-Laws of the Corporation.

EIGHTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

I, THE UNDERSIGNED, being the Sole Incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the GCL, do make this Certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this 28th day of June, 2001.

/s/ Mary E. Keogh
Mary E. Keogh
Sole Incorporator

CERTIFICATE OF AMENDMENT

TO THE

CERTIFICATE OF INCORPORATION

OF

TRILEGIANT SERVICES, INC.

Pursuant to Section 242 of the General

Corporation Law of the State of Delaware

Trilegiant Services, Inc., a Delaware corporation (the “Corporation”), does hereby certify as follows:

FIRST: Article FIRST of the Corporation’s Certificate of Incorporation is hereby amended to read in its entirety as set forth below:

“FIRST: The name of the corporation is Trilegiant Loyalty Solutions, Inc. (hereinafter the “Corporation”).”

SECOND: The foregoing amendment was duly adopted in accordance with Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the Corporation has caused this Certificate to be duly executed in its corporate name this 28th day of August, 2001.

TRILEGIANT SERVICES, INC.

By:	/s/ Peter G. McGonagle
	Name:	Peter G. McGonagle
	Title:	Executive Vice President

CERTIFICATE OF MERGER

OF

CENDANT MEMBERSHIP SERVICES, INC.

AND

TRILEGIANT LOYALTY SOLUTIONS, INC.

It is hereby certified that:

1. The constituent business corporations participating in the merger herein certified are:

(i) Cendant Membership Service, Inc., which is incorporated under the laws of the State of Delaware and

(ii) Trilegiant Loyalty Solutions, Inc., which is incorporated under the laws of the State of Delaware.

2. An Agreement of Merger has been approved, adopted, certified, executed, and acknowledged by each of the aforesaid constituent corporations in accordance with the provisions of subsection (c) of Section 251 of the General Corporation Law of the State of Delaware.

3. The name of the surviving corporation in the merger herein certified is Trilegiant Loyalty Solutions, Inc., which will continue its existence as said surviving corporation under its present name upon the effective date of said merger pursuant to the provisions of the General Corporation Law of the State of Delaware.

4. The Certificate of Incorporation of Trilegiant Loyalty Solutions, Inc., as now in force and effect, shall continue to be the Certificate of Incorporation of said surviving corporation until amended and changed pursuant to the provisions of the General Corporation Law of the State of Delaware.

5. The executed Agreement of Merger between the aforesaid constituent corporations is on file at an office of the aforesaid surviving corporation, the address of which is as fellows: 1 Campus Drive, Parsippany, NJ 07054.

6. A copy of the aforesaid Agreement of Merger will be furnished by the aforesaid surviving corporation, on request, and without cost, to any stockholder of each of the aforesaid constituent corporations.

7. The Agreement of Merger between the aforesaid constituent corporations provides that the merger herein certified shall be effective upon filing.

Dated: December 23, 2004

CENDANT MEMBERSHIP SERVICES, INC.

By:	/s/ Lynn A. Feldman
Lynn A. Feldman, Vice President and Assistant Secretary

Dated: December 23, 2004

TRILEGIANT LOYALTY SOLUTIONS, INC.

By:	/s/ Lynn A. Feldman
Lynn A. Feldman, Vice President and Assistant Secretary

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

TRILEGIANT LOYALTY SOLUTIONS, INC.

Dated February 21, 2006

Trilegiant Loyalty Solutions, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “DGCL”), does hereby certify as follows:

FIRST: That by unanimous written consent of the Board of Directors of the Corporation, resolutions were adopted setting forth a proposed amendment to the Certificate of Incorporation of the Corporation (the “Certificate”), declaring its advisability, and directing that the amendment proposed be submitted to the stockholders of the Corporation for consideration and approval.

SECOND: That the sole stockholder of the Corporation, by written consent in lieu of a special meeting, consented to and adopted this amendment.

THIRD: That this amendment was duly adopted in accordance with the applicable provisions of Sections 228 and 242 of the DGCL.

FOURTH: The Certificate is hereby amended by deleting the FIRST paragraph thereof and by substituting in lieu of said FIRST paragraph the following new FIRST paragraph:

“FIRST: The name of the corporation is Affinion Loyalty Group, Inc.”

*    *    *    *     *

IN WITNESS WHEREOF, the Corporation has caused the undersigned to execute this Certificate as of the date set forth herein.

TRILEGIANT LOYALTY SOLUTIONS, INC.,

By:	/s/ Nathaniel J. Lipman
Name: Nathaniel J. Lipman
Title: President and Chief Executive Officer